UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )
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Medical Information Technology, Inc.
(Name of Registrant as Specified in Its Charter)

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MEDICAL INFORMATION TECHNOLOGY, INC.
NOTICE OF SPECIAL SHAREHOLDER MEETING
To Be Held On [DATE]

To the Shareholders of Medical Information Technology, Inc.:

A special meeting (the "Special Meeting") of shareholders of Medical Information Technology, Inc. (MEDITECH) will be held on [DATE] at 9:00am for the following purpose:
  To consider and vote upon a proposal to amend MEDITECH's Articles of Organization to effect a reverse split of the authorized and outstanding common stock, par value $1.00 per share, of MEDITECH in a ratio of 1 for 5,000.
The purpose of the Reverse Stock Split is to provide liquidity to shareholders, and to allow MEDITECH to deregister its shares and cease being a public reporting company.

Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2019 audited Annual Report on Form 10-K, 2020 unaudited quarterly reports on Form 10-Q, and other SEC filings, which are also available at www.sec.gov.

Shareholders may enroll in the shareholder portal to vote and to access the Proxy Statement, the Proxy Page, Statement of Stock Ownership, Dividend Payment Listing, and 1099-DIV by going to https://shareholder.meditech.com. As part of the process of enrolling, you will be required to enter information unique in identifying yourself. If you have any questions, please send an e-mail to shareholderservices@meditech.com.

Due to the public health impact of the coronavirus outbreak (COVID-19), the Special Meeting will be held in a virtual meeting format only. Further details regarding your ability to attend and vote at the Special Meeting are contained within the enclosed Proxy Statement.

By Order of the Board of Directors,

Shannon M. Connell, Secretary
Westwood, Massachusetts
[DATE]

MEDICAL INFORMATION TECHNOLOGY, INC.
SPECIAL SHAREHOLDER MEETING

GENERAL INFORMATION

This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Medical Information Technology, Inc. ("MEDITECH") for use at a special meeting of shareholders of MEDITECH (the "Special Meeting") to be held on [DATE] at 9:00am for the following purpose:
  To consider and vote upon a proposal to amend MEDITECH's Articles of Organization to effect a reverse split of the authorized and outstanding common stock, par value $1.00 per share, of MEDITECH ("Common Stock") in a ratio of 1 for 5,000 (the "Reverse Stock Split").
Due to the public health impact of the coronavirus outbreak (COVID-19), the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting in person. You will be able to attend the Special Meeting virtually by visiting [SITE]. MEDITECH encourages you to access the Special Meeting before the start time of 9:00am on [DATE]. Please allow ample time for online check-in, which will begin at 8:45am on [DATE].

You may submit your proxy by following the instructions provided on the Proxy Page for the Special Meeting. We hope you will participate in the Special Meeting. Even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by mail or over the Internet in advance of the Special Meeting to ensure that your shares will be represented. Due to the expected attendance and virtual nature of the meeting, we encourage you to email your questions to the Secretary before the meeting by emailing sconnell@meditech.com. Please email questions early to ensure a timely response.

We have elected to provide access to our proxy materials for the Special Meeting over the Internet under the U.S. Securities and Exchange Commission's rules. As a result, we are sending to our shareholders a "Notice of Internet Availability of Proxy Materials" (the "Notice") instead of a paper copy of the proxy materials. The Notice provides instructions on how to access those materials on the Internet, vote on the Internet and how to obtain printed copies. Please read the proxy materials carefully and determine the method you will use to vote.

RECORD DATE

The Board of Directors has fixed the close of business on [*] as the Record Date for determining shareholders entitled to receive notice of, and to vote at or before, the Special Meeting. There were 37,190,854 shares of MEDITECH common stock, par value $1.00 per share, issued and outstanding as of the Record Date, and 1,813 shareholders of record owning such shares entitled to vote.

SUMMARY OF TERMS OF REVERSE STOCK SPLIT

Reverse Stock Split

The Board has unanimously approved the Reverse Stock Split in order to reduce the number of shareholders to fewer than 300. If approved at the Special Meeting, shareholders who own fewer than 5,000 shares of Common Stock will no longer be shareholders. Shareholders holding 5,000 shares or more will remain shareholders after the Reverse Stock Split. See "PROPOSAL FOR THE REVERSE STOCK SPLIT" and "OUTCOME OF THE REVERSE STOCK SPLIT" below.

Payment for Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Shareholders will receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of receiving a fractional post-Reverse Stock Split share in an amount based on $45.00 per share, pre-Reverse Stock Split. See "CASH PURCHASE OF FRACTIONAL SHARES" below. Any fractional shares we purchase in connection with the Reverse Stock Split will be cancelled.

Shareholder Approval

Approval of the Reverse Stock Split will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. As of the Record Date, our Directors and Executive Officers beneficially own approximately 52% of the outstanding shares of Common Stock. See "REQUIRED SHAREHOLDER APPROVAL" below for more information.

Purpose of the Reverse Stock Split

The Reverse Stock Split is a necessary step in MEDITECH's plan to terminate its public reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reducing the number of its shareholders of record to fewer than 300 persons and deregistering its class of Common Stock under the Exchange Act. The Board believes that the significant costs and heightened disclosure obligations associated with being a public reporting company outweigh the perceived benefits of being a public reporting company. In addition, the Reverse Stock Split will provide liquidity to MEDITECH shareholders. See "REASONS FOR THE REVERSE STOCK SPLIT" below.

Effects of Reverse Stock Split on Affiliates

The Reverse Stock Split will not differentiate among shareholders on the basis of affiliate status. (Generally, directors, officers and greater than 10% shareholders are considered affiliates.) The sole determining factor in whether a shareholder will continue as a shareholder after the Reverse Stock Split is the number of shares held by such shareholder immediately before the Reverse Stock Split, as no fractional shares will be issued. As of the Record Date, 1,141,295 shares of our Common Stock, or 3.07% of the issued and outstanding shares of Common Stock on such date, were held by shareholders owning fewer than 5,000 shares. Accordingly, the impact of the Reverse Stock Split, including the cashing out of fractional shares, on the percentage ownership of continuing shareholders, including any affiliates, will be negligible. See "SHAREHOLDERS AND SHARES" below.

Fairness of Transaction

The Board believes that the payment to be made to shareholders for their fractional shares in the Reverse Stock Split is fair to shareholders, including unaffiliated shareholders, and unanimously recommends that shareholders vote to approve the Reverse Stock Split. See "FAIRNESS OF CASH PAYMENT" below.

Appraisal Rights

Under Massachusetts law, our shareholders may be entitled to appraisal rights. See "APPRAISAL RIGHTS" below.

PROPOSAL FOR THE REVERSE STOCK SPLIT

If the Reverse Stock Split is approved, MEDITECH's Articles of Organization will be amended to effect a reverse stock split of its authorized and outstanding common stock, which will replace every 5,000 shares of Common Stock with 1 share of Common Stock. The proposed Articles of Amendment to the Articles of Organization is attached to this Proxy Statement as Appendix A.

The amendment will reduce the number of authorized shares of Common Stock from 40,000,000 to 8,000. The par value of the Common Stock will remain at $1.00 per share. The effective time for the Reverse Stock Split and the corresponding authorized stock reduction will be the date on which MEDITECH files the Articles of Amendment with the office of the Massachusetts Secretary of the Commonwealth or such later date and time as specified in the Articles of Amendment.

MEDITECH will purchase any fractional shares resulting from the Reverse Stock Split for a cash payment of $45.00 per share of Common Stock before the Reverse Stock Split. Such purchased fractional shares will then be promptly cancelled. Having fewer than 300 shareholders of record will allow MEDITECH to terminate the registration of its Common Stock under the Exchange Act and cease being a public reporting company.

The Board of Directors has unanimously approved the Reverse Stock Split. To MEDITECH's knowledge, the Directors and Executive Officers of MEDITECH, who collectively hold at least a majority of the shares of outstanding Common Stock, intend to vote in favor of the Reverse Stock Split at the Special Meeting. If the Reverse Stock Split is approved, the 1,525 shareholders who own fewer than 5,000 shares of Common Stock just prior to the Reverse Stock Split will no longer be MEDITECH shareholders after the Reverse Stock Split. The 288 shareholders who own 5,000 or more shares of Common Stock just prior to the Reverse Stock Split will remain MEDITECH shareholders.

REASONS FOR THE REVERSE STOCK SPLIT

The Reverse Stock Split is a necessary step in MEDITECH's plan to terminate its public reporting obligations under the Exchange Act by decreasing the number of its shareholders to fewer than 300 and then terminating the registration of its Common Stock under the Exchange Act. MEDITECH's shares of Common Stock are not traded on any public market. Consequently, the Board believes the significant time and cost associated with being a public reporting company, and the disclosure of business data about MEDITECH to the public, including to MEDITECH's competitors, outweigh the possible benefit of being such a public reporting company.

In addition, MEDITECH seeks to provide needed liquidity for its shareholders. Three percent of the Common Stock is held by holders of fewer than 5,000 shares. This group of shareholders consists of staff and former staff. MEDITECH is a mature healthcare software company servicing an industry that has been in flux for over a decade, bringing both increases and decreases in revenue. Since the 2008 recession, MEDITECH has seen an increase in staff desire for liquidity and diversification.

Alternative Considered

One alternative to the Reverse Stock Split that was considered was a stock repurchase program. The disadvantage of a stock repurchase program is that if repurchases are prorated as a result of too many shareholders wishing to sell back their shares, those shareholders who paid the most for their shares (i.e. recent purchasers who hold relatively small amounts) would likely receive the least amount of liquidity, and the lion's share of the proceeds would go to the founders and their families, who hold most of the stock but who paid little or nothing for their shares.

Drawbacks for Shareholders

While providing liquidity to diversify, the Reverse Stock Split will deprive 1,511 current and former staff members of pride in direct ownership in MEDITECH and a stream of dividend income, and may result in capital gains taxes.

Recent History

MEDITECH's total revenue and operating income peaked in 2012. Net income reflected a unique increase in 2019 due primarily to the sale of real estate. Values are in millions.

	2012	2013	2014	2015	2016	2017	2018	2019

Total revenue	$597.8	$579.6	$517.0	$475.5	$462.3	$480.9	$488.2	$493.8
Operating income	$191.6	$163.6	$108.9	$67.1	$69.9	$64.0	$64.8	$64.5
Net income	$130.5	$133.3	$123.5	$70.1	$72.9	$77.4	$56.2	$180.2
Shareholder equity	$537.8	$586.2	$576.3	$538.4	$523.5	$496.9	$460.9	$557.8

SHAREHOLDERS AND SHARES

As of the Record Date:
  There were 1,813 total shareholders collectively owning 37,190,854 shares of Common Stock.
  There were 1,525 shareholders (each with less than 5,000 shares) owning collectively 1,141,295 shares, or 3.07% of the outstanding shares of Common Stock.
  There were 288 shareholders (each with 5,000 or more shares) owning collectively 36,049,559 shares, or 96.93% of the outstanding shares of Common Stock.
CASH PURCHASE OF FRACTIONAL SHARES

Fractional shares will result from the Reverse Stock Split. MEDITECH will pay shareholders cash for such fractional shares and promptly cancel the fractional shares.

The 1,525 shareholders who hold fewer than 5,000 shares on the Record Date will hold only fractional shares after the Reverse Stock Split. The amount paid per fractional share will be $45.00 multiplied by the number of shares owned just before the Reverse Stock Split. The aggregate cash purchase price for such fractional shares will be $51,358,275 (without interest).

The 288 shareholders who hold 5,000 or more shares on the Record Date will remain shareholders after the Reverse Stock Split. Each shareholder who owns 5,000 or more shares of Common Stock prior to the Reverse Stock Split may also hold fractional shares after the Reverse Stock Split. Such a shareholder also will receive a cash payment equal to $45.00 multiplied by the remainder when the number of Common Stock shares owned just before the Reverse Stock Split is divided by 5,000. The aggregate cash purchase price for the fractional shares of continuing shareholders will be $23,830,155 (without interest).

PAYMENT FUNDING

MEDITECH will sell marketable securities currently on its balance sheet to fund the expected $75,188,430 repurchase of fractional shares following the Reverse Stock Split. The Board of Directors believes the Reverse Stock Split will not have a material effect on MEDITECH's business operations or financial condition.

MEDITECH will pay its expenses incurred in connection with the Reverse Stock Split, including expenses relating to the Special Meeting and legal and other professional expenses. Such expenses are not expected to exceed $[*].

FAIRNESS OF CASH PAYMENT

The Board of Directors believes the cash payment for fractional shares is fair to MEDITECH's shareholders, including its unaffiliated shareholders, and unanimously recommends that shareholders vote to approve the Reverse Stock Split. MEDITECH last issued shares in 2013, when it sold shares to its staff at $45.00 per share. From 2012 through 2018, the Meditech Profit Sharing Trust paid $45.00 per share when purchasing shares of Common Stock from current and former participants in MEDITECH's Profit Sharing Trust. In 2019 and 2020, the Trust paid $44.00 per share when purchasing shares of Common Stock from current and former participants.

The Directors who are not employees of MEDITECH have not retained a representative to act on behalf of unaffiliated security holders in connection with the Reverse Stock Split. MEDITECH has not received any report, opinion or appraisal from an outside party that is materially related to the Reverse Stock Split.

Please refer to the table in "REASONS FOR THE REVERSE STOCK SPLIT" for further quantitative details.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The Reverse Stock Split will have no material federal income tax consequences to MEDITECH. See Appendix B for further details about the potential consequences to shareholders.

OUTCOME OF REVERSE STOCK SPLIT

If the proposal is approved and the Reverse Stock Split completed, 288 shareholders will collectively own 7,104 shares of Common Stock. Because no ready market exists for the Common Stock, these shares will continue to be illiquid and the Right of First Refusal contained in MEDITECH's Articles of Organization will continue to apply to them.

MEDITECH has not issued or repurchased any shares of Common Stock since 2013. There is no intention of this changing in the near future.

IMPACT OF REVERSE STOCK SPLIT

If the proposal is approved and the Reverse Stock Split completed, the following may be of interest to MEDITECH staff who are also shareholders:
  Of the 1,525 individuals who no longer will be shareholders, 1,028 are current staff members and 483 are former staff members.
  Of the 288 remaining shareholders, 78 are current staff members and 105 are former staff members. In general, the remaining shareholders will include the founding shareholders and their families.
APPRAISAL RIGHTS

We are required to state whether we have concluded that our shareholders are, are not or may be entitled to assert appraisal rights. We have concluded that our shareholders may be entitled to appraisal rights.

Any shareholder who believes that he or she is entitled to appraisal rights and who wishes to preserve those rights should carefully review Part 13 of the Massachusetts Business Corporation Act, or MBCA, a copy of which is attached as Appendix C, which sets forth the procedures to be complied with in perfecting any such rights. A vote in favor of the Reverse Stock Split will result in the waiver of any right that you would otherwise have to demand payment for your shares under the appraisal rights provisions of the MBCA. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.

QUORUM

A quorum of shareholders is necessary to hold a valid Special Meeting. A majority of the outstanding shares, virtually present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed Proxy Page, you will be considered present at the meeting and part of the quorum. Abstentions will be counted as shares present at the Special Meeting in determining whether a quorum exists.

SOLICITATION OF PROXIES

This solicitation of proxies for use at the Special Meeting is being made by the Board. The cost of soliciting proxies will be borne by MEDITECH. Proxies may be solicited, by e-mail or by telephone, by employees of MEDITECH, who will receive no compensation for their services other than their normal salaries.

REQUIRED SHAREHOLDER APPROVAL

Approval of the Reverse Stock Split will require an affirmative vote of the holders of a majority of the outstanding shares of Common Stock. As of the Record Date, MEDITECH's Directors and Executive Officers as a group beneficially owned approximately 52% of the outstanding Common Stock. To MEDITECH's knowledge, all such Directors and Executive Officers intend to vote in favor of the Reverse Stock Split at the Special Meeting.

BOARD OF DIRECTORS RECOMMENDATION

The MEDITECH Board of Directors has carefully considered and unanimously determined approval of the Reverse Stock Split is in the best interests of MEDITECH and its shareholders. Accordingly, MEDITECH's Board of Directors recommends that shareholders approve the amendment to the Articles of Organization and the Reverse Stock Split.

VOTING OF PROXIES

You cannot attend the Special Meeting in person. You can vote your proxy either over the Internet or by mail in advance of the Special Meeting. The two individuals named as proxies in the Proxy Page will vote your shares as you indicate. If you submit an executed Proxy Page but do not indicate "approve", "disapprove" or "abstain", the proxies will vote "abstain" as your vote. No other matters will be voted on other than the amendment to the Articles of Organization to effect the Reverse Stock Split. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Special Meeting other than those discussed in this Proxy Statement.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the Special Meeting. There are three ways to revoke your proxy: (1) you may send in another Proxy Page with a later date; (2) you may notify MEDITECH's Secretary in writing before the Special Meeting that you have revoked your proxy; or (3) you may vote electronically by ballot at the Special Meeting.

Even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by mail or over the Internet in advance of the Special Meeting to ensure that your shares will be represented. Due to the expected attendance and virtual nature of the meeting, we encourage you to email your questions to the Secretary before the meeting by emailing sconnell@meditech.com. Please email questions early to ensure a timely response.

DIVIDENDS

MEDITECH has historically paid dividends on a quarterly basis. Below is information regarding dividends paid per share on its 37,190,854 outstanding shares for the past seven years and indicates a downward trend.

	2013	2014	2015	2016	2017	2018	2019

Dividend per share	$3.00	$3.00	$2.72	$2.48	$2.48	$2.48	$2.24

SHAREHOLDER INFORMATION

The audited financial statements of MEDITECH for the years ended December 31, 2018 and December 31, 2019 are contained in the annual report on Form 10-K of MEDITECH for the year ended December 31, 2019 . The unaudited financial statements of MEDITECH for the nine-month period ended September 30, 2020 are contained in the quarterly report on Form 10-Q of MEDITECH for such quarter . Such annual report and quarterly report are incorporated by reference in this Proxy Statement.

All annual reports on Form 10-K and quarterly reports on Form 10-Q are available on the SEC website www.sec.gov. Copies of the last 5 years of such reports are also available by accessing Shareholder Information on MEDITECH's website.

The book value per share of Common Stock as of September 30, 2020 was $[*].

DIRECTORS AND EXECUTIVE OFFICERS

Below is a list of all Directors and Executive Officers of MEDITECH as of [*].

Director or Officer	Position with MEDITECH

A. Neil Pappalardo	Chairman and Director
Lawrence A. Polimeno	Vice Chairman and Director
Howard Messing	Chief Executive Officer and Director
Barbara A. Manzolillo	Treasurer, Chief Financial Officer and Director
Edward B. Roberts	Director
Stuart N. Lefthes	Director
Michelle I. O'Connor	President and Chief Operating Officer
Hoda Sayed-Friel	Executive Vice President
Helen M. Waters	Executive Vice President

The address of all Directors and Executive Officers is care of Medical Information Technology, Inc., MEDITECH Circle, Westwood, MA 02090. The following is a description of the business experience during the past five years of each Director and Executive Officer.

A. Neil Pappalardo, the founder and Chairman of MEDITECH, was its Chief Executive Officer until 2010, and has been a Director since 1969.

Lawrence A. Polimeno has been the Vice Chairman of MEDITECH since 2002, was its President and Chief Operating Officer prior to that, has been a Director since 1985, and has been with MEDITECH since 1969.

Howard Messing has been the Chief Executive Officer of MEDITECH since 2019, was its President and Chief Executive Officer prior to that, has been a Director since 2011, and has been with MEDITECH since 1974.

Barbara A. Manzolillo has been the Treasurer and Chief Financial Officer since 1996, was the Treasurer prior to that, has been a Director since 2016, and has been with MEDITECH since 1975.

Edward B. Roberts, co-founder of MEDITECH, is the David Sarnoff Professor of Management of Technology at the Sloan School of Management at the Massachusetts Institute of Technology, and has been a Director since 1969.

Stuart N. Lefthes has been a Senior Vice President Emeritus since 2016, was a Senior Vice President prior to that, has been a Director since 2016, and had been with MEDITECH since 1983.

Michelle I. O'Connor has been the President and Chief Operating Officer since 2019, was Executive Vice President and Chief Operating Officer prior to that, and has been with MEDITECH since 1988.

Hoda Sayed-Friel has been an Executive Vice President since 2012, was a Vice President prior to that, and has been with MEDITECH since 1986.

Helen M. Waters has been an Executive Vice President since 2012, was a Vice President prior to that, and has been with MEDITECH since 1990.

Neither MEDITECH nor, to MEDITECH's knowledge, any of MEDITECH's Directors or Executive Officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Each of MEDITECH's Directors and Executive Officers is a citizen of the United States.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of [*] with respect to the shares of common stock beneficially owned by each Director and Executive Officer of MEDITECH and their respective associates. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

Name of	Number of Shares	Percentage
Shareholder,	of Common Stock	of Shares of
Director or Executive Officer	Beneficially Owned	Common Stock

A. Neil Pappalardo*	16,773,726	45.07%
MEDITECH Profit Sharing Trust*	6,847,772	18.41%
Lawrence A. Polimeno	1,012,621	2.72%
Edward B. Roberts	676,879	1.82%
Howard Messing	405,000	1.09%
Barbara A. Manzolillo	195,000	0.52%
Stuart N. Lefthes	110,800	0.30%
Helen M. Waters	44,200	0.12%
Michelle I. O'Connor	35,000	0.09%
Hoda Sayed-Friel	32,100	0.08%
15 Directors and Officers as a Group*	19,493,711	52.42%

*The number of shares indicated for Mr. Pappalardo includes the shares owned by the MEDITECH Profit Sharing Trust. Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore has the power to vote its shares in addition to his own 9,915,954 shares.

SCHEDULE 13E-3 FILING

The Reverse Stock Split is considered a "going private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to, and, if completed, will enable MEDITECH to terminate the registration of its Common Stock under the Exchange Act and suspend its duty to file periodic reports and other information with the SEC thereunder.

COMMUNICATION WITH THE BOARD

MEDITECH shareholders may communicate with the full Board or specific Directors by sending postal mail to Shannon M. Connell, Secretary, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090 or by emailing sconnell@meditech.com. The Secretary will then forward such communications directly to the full Board or to specific Directors as requested. Please email questions early to ensure a timely response.

ADDITIONAL INFORMATION

MEDITECH is required to comply with the informational requirements of the Securities Exchange Act of 1934 and to file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC 20549. You may also obtain copies at the prescribed rates from the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site which contains reports, proxy and information statements and other information regarding issuers like MEDITECH which file electronically with the SEC. You may access the SEC's web site at http://www.sec.gov.

SHAREHOLDER PROPOSALS TO BE SUBMITTED AT THE NEXT ANNUAL MEETING

If the Reverse Stock Split is not completed, shareholder proposals submitted for inclusion in MEDITECH's Proxy Statement and Proxy Page for next year's Annual Meeting must be received by MEDITECH at its corporate offices on or before [*] and must comply with the rules of the SEC governing the form and content of such proposals, in order to be considered for inclusion in MEDITECH's Proxy Statement and Proxy Page. Any such proposals should be directed to Shannon M. Connell, Secretary, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

By Order of the Board of Directors,

Shannon M. Connell, Secretary
Westwood, Massachusetts
October [*], 2020

Appendix A

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: Medical Information Technology, Inc.

(2) Registered Office address: MEDITECH Circle, Westwood, MA 02090

(3) These articles of amendment affect article(s): ARTICLE III

(4) Date adopted: [*]

(5) Approved by: the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:
	WITH PAR VALUE
TYPE	NUMBER OF SHARES	PAR VALUE

Common stock	40,000,000	$1.00

Total authorized after amendment:
	WITH PAR VALUE
TYPE	NUMBER OF SHARES	PAR VALUE

Common stock	8,000	$1.00

The total number of shares of capital stock that the Company shall have authority to issue shall consist of 8,000 shares of common stock, par value $1.00 per share ("Common Stock"). Upon the filing and effectiveness (the "Effective Time") of these Articles of Amendment, each 5,000 shares of issued Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified into, and shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined and changed into and become, one validly issued, fully-paid and nonassessable share of Common Stock, without increasing or decreasing the par value of each share of Common Stock (the "Reverse Stock Split"). Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Stock Split Common Stock otherwise issuable to such holder), shall be entitled to receive cash (without interest) for such holder's fractional share in an amount equal to $45.00 per share of Common Stock held prior to the Reverse Stock Split. The Reverse Stock Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Stock Split Common Stock resulting from the Reverse Stock Split and held by a single record holder shall be aggregated.

Appendix B

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to MEDITECH and its shareholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses shareholders who hold their shares as a capital asset. This summary does not address any state, local, non-U.S., or the U.S. federal estate or gift, Medicare net investment income, or alternative minimum tax provisions of the Code. No assurance can be given that possible changes in such U.S. federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service ("IRS").

The following summary does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that may be subject to special tax rules, including, without limitation: financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, non-U.S. investors, pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, and persons for whom our common stock constitutes "qualified small business stock" within the meaning of Section 1202 of the Code or "Section 1244 stock" for purposes of Section 1244 of the Code.

This summary assumes that you are one of the following:
  a citizen or resident of the United States;
  a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);
  an estate the income of which is subject to federal income taxation regardless of its sources; or
  a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner with respect to the Reverse Stock Split generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor as to the U.S. federal, state, local, and non-U.S. income tax consequences of the Reverse Stock Split.

NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS IN CONNECTION WITH THE REVERSE STOCK SPLIT. ACCORDINGLY, ALL SHAREHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Tax Consequences to MEDITECH

We believe that the Reverse Stock Split generally should be treated as a tax-free "recapitalization" for federal income tax purposes, in which case the Reverse Stock Split should have no material federal income tax consequences to MEDITECH.

Federal Income Tax Consequences to Shareholders Who Do Not Receive Cash in connection with the Reverse Stock Split

If you receive no cash in connection with the Reverse Stock Split, but continue to hold Shares immediately after the Reverse Stock Split, you will not recognize any gain or loss for U.S. federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Reverse Stock Split will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Reverse Stock Split, and the holding period in those shares will be the same as immediately prior to the Reverse Stock Split.

Federal Income Tax Consequences to Shareholders Who Receive Cash in the Transaction and Who Will Own, or Will Be Considered under the Code to Own, Shares After the Reverse Stock Split

In some instances you may be entitled to receive cash in connection with the Reverse Stock Split for shares you hold in one capacity, but continue to hold shares in another capacity. For example, you may own fewer than 5,000 shares in your own name (for which you will receive cash) and own 5,000 or more shares that are held in your brokerage account in "street name." Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own fewer than 5,000 shares in your own name (for which you will receive cash) and your spouse owns 5,000 or more shares (which will continue to be held following the completion of the Reverse Stock Split), the shares owned by your spouse will be attributable to you. Furthermore, in determining whether you are considered to continue to hold shares, for federal income tax purposes, immediately after the Reverse Stock Split, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you, or a member of your family, have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire). Accordingly, in some instances the shares you own in another capacity, or which are attributed to you, may remain outstanding.

If you receive cash in connection with the Reverse Stock Split, but are treated as continuing to own shares directly or through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is "not essentially equivalent to a dividend," or constitutes a "substantially disproportionate redemption of stock," as described below. Gain or loss must be calculated separately with respect to each block of shares exchanged in the transaction.

Not Essentially Equivalent to a Dividend

The receipt of cash is "not essentially equivalent to a dividend" if the reduction in your proportionate interest in us resulting from the Reverse Stock Split (taking into account for this purpose Shares which you are considered to own under the attribution rules described above) is considered a "meaningful reduction" given your particular facts and circumstances. The IRS has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

Substantially Disproportionate Redemption of Stock

The receipt of cash in the Reverse Stock Split will be a "substantially disproportionate redemption of stock" if? (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you immediately after the Reverse Stock Split is less than 80% of the percentage of shares of voting stock owned by you immediately before the Reverse Stock Split. For purposes of these percentage ownership tests, you are considered to own common stock owned directly as well as indirectly through the application of the attribution ownership rules described above.

Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Reverse Stock Split. The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 20%. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 20% federal income tax rate on any cash received in the Reverse Stock Split that is treated as a dividend as described above, if? (i) you are an individual or other non-corporate shareholder; (ii) you have held the common stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.

If the receipt of cash in exchange for shares is not treated as capital gain or loss under either of the tests, it will be treated first as dividend income to the extent of the your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.
If you, or a person or entity whose ownership of shares would be attributed to you will continue to hold common stock immediately after the Reverse Stock Split, you are urged to consult with your tax advisor as to the particular federal, state, local, non-U.S., and other tax consequences of the Reverse Stock Split in light of your specific circumstances.

Federal Income Tax Consequences to Shareholders Who Receive Cash in the Transaction and Who Will Not Own, or Will Not Be Considered under the Code to Own, Shares After the Transaction

If you receive cash as a result of the Reverse Stock Split and you do not own, and are not considered to own, Shares immediately after the Reverse Stock Split, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the Shares and your aggregate adjusted tax basis in those shares. Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Reverse Stock Split. The deductibility of capital loss is subject to limitations.

Backup Withholding

If you receive cash as a result of the Reverse Stock Split, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can generally be credited against your U.S. federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can generally be obtained by you upon filing an appropriate income tax return on a timely basis.

Appendix C

Part 13 of the Massachusetts Business Corporation Act

Section 13.01. DEFINITIONS

In this PART the following words shall have the following meanings unless the context requires otherwise:

"Affiliate", any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

"Beneficial shareholder", the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

"Corporation", the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

"Fair value", with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

"Interest", interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

"Marketable securities", securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a) listed on a national securities exchange,

(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

"Officer", the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

"Person", any individual, corporation, partnership, unincorporated association or other entity.

"Record shareholder", the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

"Shareholder", the record shareholder or the beneficial shareholder.

Section 13.02. RIGHT TO APPRAISAL

(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate; (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii) the sale or exchange is pursuant to court order; or

(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder's shares because it:

(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d) The shareholder's right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i) the proposed action is abandoned or rescinded; or

(ii) a court having jurisdiction permanently enjoins or sets aside the action; or

(iii) the shareholder's demand for payment is withdrawn with the written consent of the corporation.

(e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Section 13.20. NOTICE OF APPRAISAL RIGHTS

(a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders' meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21. NOTICE OF INTENT TO DEMAND PAYMENT

(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22. APPRAISAL NOTICE AND FORM

(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

(2) state:

(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) the corporation's estimate of the fair value of the shares;

(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3) be accompanied by a copy of this chapter.

Section 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW

(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24. PAYMENT

(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation's estimate of the fair value of the shares, which estimate shall equal or exceed the corporation's estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation's obligations under this chapter.

Section 13.25. AFTER-ACQUIRED SHARES

(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1) of the information required by clause (1) of subsection (b) of section 13.24;

(2) of the corporation's estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3) that they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer; and

(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation's offer.

(c) Within 10 days after receiving the shareholder's acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation's payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Section 13.30. COURT ACTION

(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation's principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder' s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31. COURT COSTS AND COUNSEL FEES

(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

MEDICAL INFORMATION TECHNOLOGY, INC.
PROXY PAGE FOR SPECIAL SHAREHOLDER MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED. IF NO SELECTION IS MADE, THE PROXIES WILL VOTE ABSTAIN AS YOUR VOTE.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

To amend MEDITECH's Articles of Organization to effect a reverse split of the authorized and outstanding common stock, par value $1.00 per share, of MEDITECH in a ratio of 1 for 5,000.

[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

Please be sure to sign and date this Proxy Page. The undersigned shareholder hereby revokes all prior proxies and appoints [*] proxies to represent and vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

NAME OF SHAREHOLDER: _______________________________________________

NUMBER OF SHARES AS OF OCTOBER 30, 2020: ____________________________

SIGNATURE: ___________________________________ DATE: ________________

You can vote your proxy by noontime [*] by:

Accessing the shareholder portal: https://shareholder.meditech.com

OR

Mailing to:
Shannon M. Connell, Secretary,
Medical Information Technology, Inc.
MEDITECH Circle, Westwood MA 02090

OR

Emailing to:
sconnell@meditech.com

During the Special Meeting, you can vote by accessing the shareholder portal: https://shareholder.meditech.com.